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Exhibit 10.15

SUCCESSION AGREEMENT

        This Succession Agreement (this "Agreement") is made and entered into this 31st day of December, 2005 by and among Cartesian Medical Group, Inc. (the "Medical Group"), Bashar Dabbas, M.D., ("Physician") and Genoptix, Inc. d/b/a Genoptix Clinical Laboratory("Genoptix").

        This Agreement is made with reference to the following facts:

          A.    The Medical Group is a professional medical corporation within the meaning of the Moscone-Knox Professional Corporation Act.

          B.    The Medical Group has authorized stock consisting of 100 shares ("Shares"). All Shares have been issued by the Medical Group and are currently outstanding.

          C.    Physician is currently the legal and beneficial owner of the Medical Group Shares (the "Sole Shareholder") and is currently the Medical Director (the "Medical Director") of Genoptix pursuant to an Agreement for Medical Director of Genoptix of even date herewith between Physician and Genoptix (the "Director Agreement").

          D.    The parties hereto desire to promote their mutual interests by imposing certain restrictions on the sale, transfer or other disposition of the Shares and provide for certain disposition of the Shares in the event of the death, permanent disability, permanent incapacity or termination of the Director Agreement thus ensuring the continued successful operation of the business of the Medical Group through continuous harmonious management and Share ownership.

          E.    Further, the parties hereto desire to set forth certain of their understandings with reference to other matters pertaining to the Medical Group.

          F.     The Medical Group is entering into a Professional Services Agreement (the "PSA") of even date herewith with Genoptix. The parties hereto acknowledge that but for the execution of this Agreement, Genoptix would not enter into the PSA.

          G.    Each of the parties has agreed to be bound by the covenants and agreements set forth herein, all of which are for the mutual benefit of the parties hereto, collectively and individually.

        NOW THEREFORE, the parties hereto hereby agree as follows:

        1.    GENERAL PURPOSE.

        The purpose of this Agreement is to provide for the ownership of the Shares of the Medical Group upon the occurrence of the events set forth below (collectively, "Succession Events"). In connection therewith, it is the intent of the parties hereto that the Medical Group maintain its existence as a professional medical corporation and continue to honor the terms of the PSA.

        The Sole Shareholder (or his or her estate) shall transfer all Shares pursuant to Section 3 below, upon the occurrence of any one or more of the following Succession Events:

          A.    if the Sole Shareholder dies;

          B.    if the Sole Shareholder is determined by Genoptix, in its sole and exclusive discretion, to be incompetent, or is permanently disabled so as to be unable to render any professional services on behalf of the Medical Group;

          C.    if any of the shares held by the Sole Shareholder are transferred voluntarily, involuntarily or by operation of law to a person who is not Medical Director;

          D.    if Sole Shareholder ceases to be duly licensed to practice medicine under the laws of the State of California or ceases to be in good standing with the Medical Board of California; or

          E.    if the Sole Shareholder ceases to be the Medical Director for any reason under the terms of the Director Agreement.

        2.    EVENTS PRIOR TO SUCCESSION EVENTS.

          A.    Transfer Restrictions.    No disposition, sale, convenience, assignment, pledge, hypothecation or other transfer of all or any part of the Shares of the Medical Group, whether voluntarily, involuntarily, by operation of law or otherwise, shall be made by the Sole Shareholder, or by any heir, executor, legal representative, devisee, testamentary beneficiary, trustee in bankruptcy, successor or assign of the Sole Shareholder, other than in accordance with Section 3 hereof.

          B.    Stock Certificates.    Each outstanding stock certificate of the Medical Group shall bear the following endorsement in bold print:

      "The shares of stock represented by this certificate and the transfer thereof are subject to certain restrictions imposed by a Succession Agreement of the corporation, copies of which will be furnished by the corporation to the holder hereof upon written request and without charge."

        3.    EVENT OF SUCCESSION.

                  Transfer to New Sole Shareholder.    Upon the occurrence of a Succession Event: (1) the then Sole Shareholder shall be disqualified to serve, pursuant to the Bylaws of the Medical Group, as a Director and Officer of the Medical Group; and (2) the then Sole Shareholder shall immediately transfer, or be deemed to have transferred, all and not less than all of the Shares in the Medical Group held by the then Sole Shareholder to such Sole Shareholder's successor as Medical Director, or other position as dictated by Genoptix, whether said successor is appointed in an acting, interim or permanent capacity. The successor shall, immediately, upon such transfer, or deemed transfer, become the successor Sole Shareholder, Director, President and Treasurer of the Medical Group. The consideration for the above described transfer shall be an amount equal to the stated par value of the transferred shares on the date of the Transfer Event.

        4.    COMMUNITY PROPERTY INTEREST.    The Physician hereto agrees that he shall cause his spouse to execute a Statement of Spouse (in the form of that attached hereto as Exhibit "A") signifying such spouse's consent to this Agreement and such spouse's agreement that any rights that spouse may have, as a result of a community property interest in the Shares or otherwise, shall be subject to the provisions of this Agreement. It is intended by this Agreement that the Physician shall subject his entire interest in the Shares owned by him to the terms of this Agreement, irrespective of any community property interest of his spouse.

        5.    DELIVERY OF SHARES, STOCK ASSIGNMENTS.    Upon the purchase or transfer of any Shares hereunder, the Medical Group or the person selling or transferring the Shares shall deliver to the Medical Group and/or the purchasing Sole Shareholder, as the case may be, the stock certificate or certificate evidencing the Shares purchased, together with all necessary or appropriate stock assignments separate from certificate.

        6.    FURTHER AGREEMENT.    Any successor Sole Shareholder shall become a party to this Agreement and agree to be bound by the terms hereof.

        7.    COPY OF AGREEMENT.    The Medical Group shall keep a copy of this Agreement on file in the principal business office of the Medical Group.

        8.    NOTICES.    Any and all notices or other matters required or permitted by this Agreement to be served on, given to or delivered to a party shall be in writing and shall be deemed duly served, given or delivered when personally delivered to such party, or in lieu of such personal service, when deposited in the United States mail, certified, postage prepaid, or by facsimile transmission followed by mail delivery, addressed to such person as follows:

To: "Medical Group"	Cartesian Medical Group, Inc. 3398 Carmel Mountain Road San Diego, CA 92121 Attention: Bashar Dabbas, M.D.,
To: "Genoptix"	Genoptix, Inc. 3398 Carmel Mountain Road San Diego, California 92121 Attention: Douglas A. Schuling, Chief Financial Officer
To: "Physician"	Bashar Dabbas, M.D. 3398 Carmel Mountain Road San Diego, California 92121

        Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other parties hereto.

        9.    MISCELLANEOUS.

        9.1    Applicable Law.    This Agreement shall, in all respects, be governed by the laws of the State of California applicable to Agreements executed and to be performed in California.

        9.2    Severability.    Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation, the latter shall prevail; but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it into the requirements of the law.

        9.3    Further Assurances.    Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of his or her obligations hereunder to carry out the intent of the parties hereto.

        9.4    Modification or Amendments.    No amendment, change or modification of this Agreement shall be valid, unless in writing and signed by all of the parties hereto.

        9.5    Entire Agreement.    This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and any and all prior Agreement, understandings or representations with respect to its subject matter are hereby terminated and canceled in their entirety and are of no further force or effect.

        9.6    Non-Waiver.    No Waiver by any party hereto for a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

        9.7    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.8    Number and Gender.    In this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the other, whenever the context so requires.

        9.9    Captions.    The Captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the section at the head of which it appears, the section and not such caption shall control and govern in the construction of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

GENOPTIX, INC.
By:	/s/ TINA S. NOVA Tina S. Nova, Ph.D., President & CEO
CARTESIAN MEDICAL GROUP, INC.
By:	/s/ DOUGLAS A. SCHULING Douglas A. Schuling, Secretary
Physician
/s/ BASHAR DABBAS Bashar Dabbas, M.D.

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  Exhibit 10.15